Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements and related financial statement schedule of Vipshop Holdings Limited, dated February 17, 2012, appearing in the Prospectus dated March 22, 2012, which is part of Registration Statement (No. 333-179581) on Form F-1 of Vipshop Holdings Limited.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu Certified Public Accountants Hong Kong May 21, 2012